Exhibit 99.1

eGain Reports SaaS Revenue Growth of 30% Year over Year in Q1 2020

Sunnyvale, CA (November 6, 2019) – eGain (NASDAQ: EGAN), a leading provider of omnichannel customer engagement solutions, today announced financial results for its fiscal 2020 first quarter ended September 30, 2019.

“We are off to a solid start in the first quarter, with healthy SaaS growth and strong cash flow,” said Ashu Roy, eGain CEO. “As planned, we are ramping our sales investment to drive growth. And with recently launched capabilities for conversational automation, augmented agents, and full-spectrum analytics, we are raising the bar on digital-first, omnichannel customer engagement.”

Fiscal 2020 First Quarter Financial Highlights

•	SaaS revenue was $12.4 million, up 30% year over year (33% in constant currency).
•	Subscription revenue, which includes SaaS and legacy revenue, was $15.6 million, up 13% year over year (16% in constant currency) and comprised 91% of total revenue.
•	Total revenue was $17.2 million, up 9% year over year (12% in constant currency).
•	GAAP net income was $1.2 million, or $0.04 per share on a basic and diluted basis, compared to GAAP net income of $604,000, or $0.02 per share on a basic and diluted basis, for Q1 2019.
•

Non-GAAP net income was $1.7 million, or $0.06 per share on a basic and $0.05 per share on a diluted basis, compared to non-GAAP net income of $1.2 million, or $0.04 per share on a basic and diluted basis, for Q1 2019.

•	Cash provided by operations was $2.7 million, compared to cash provided by operations of $3.3 million in Q1 2019.

Fiscal 2020 Financial Guidance

For the fiscal year ending June 30, 2020, eGain is reiterating its previously provided guidance for full year SaaS revenue of between $53.8 million to $55.4 million (on a constant currency basis), which would represent growth between 20% and 24% year over year, total revenue of $72.0 million to $73.6 million (on a constant currency basis), which would represent growth between 7% and 10% year over year and to generate non-GAAP net income of breakeven to $2.0 million, or $0.00 to $0.06 per diluted share.

For the second quarter of fiscal 2020, eGain expects SaaS revenue of $13.3 million to $13.7 million, total revenue of $17.2 million to $17.7 million and to generate non-GAAP net income of $0.2 million to $0.7 million, or $0.01 to $0.02 per diluted share.

Non-GAAP Financial Measures

This press release includes non-GAAP operating income and non-GAAP net income as supplemental information relating to our operating results. Non-GAAP net income is defined as net income adjusted for stock-based compensation expense and amortization of acquired intangible assets. Non-GAAP results are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. eGain’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. Defined in the supplemental information is SaaS and legacy revenue, where legacy revenue is defined as license, maintenance and support contracts on perpetual license arrangements that we no longer sell. eGain believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. eGain urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the Company’s business.

Conference Call Information

eGain will discuss its fiscal 2020 first quarter results today via teleconference at 2:00 p.m. Pacific Time. To access the live call, dial 888-254-3590 (US and Canada) or +1 323-794-2551 (international) and give the participant passcode 159809. A live and archived webcast of the call will be accessible on the “Investors” section of the Company’s website at www.egain.com. In addition, a phone replay will be available approximately two hours following the end of the call and will remain available for one week. To access the call replay dial-in information, please click here.

About eGain

eGain customer engagement solutions deliver digital transformation for leading brands – powered by virtual assistance, AI, knowledge, and analytics. Our comprehensive suite of applications helps clients deliver memorable, digital-first customer experiences in an omnichannel world. To find out more about eGain, visit http://www.egain.com.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and include our beliefs regarding demand for our products and services, including, without limitation: our belief that we see positive business and customer momentum; our belief that our pipeline and the demand for our AI-powered customer engagement platform offering is strong; expected increase in growth investment, including the partner ecosystem; and our beliefs with respect to SaaS revenue growth and net income growth for the fiscal year ending June 30, 2020 and the second quarter of fiscal year 2020. The achievement or success of the matters covered by such forward-looking statements, including future financial guidance, involves risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending June 30, 2020 and second quarter of fiscal year 2020. The risks and uncertainties referred to above include, but are not limited to: risks associated with new product releases and new services and products features; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments; risks that our SaaS based revenue model and lengthy sales cycles may negatively affect our operating results; currency risks; our ability to capitalize on customer engagement; the success of organization changes; risks related to our reliance on a relatively small number of customers for a substantial portion of our revenue; our ability to compete successfully and manage growth; our ability to develop and expand strategic and third party distribution channels; risks related to our international operations; our ability to invest resources to improve our products and continue to innovate; our strategy of making investments in sales to drive growth; general economic and market conditions which may adversely affect our industry, general political or destabilizing events, including war, conflict or acts of terrorism,  the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers, and other risks detailed from time to time in eGain’s public filings, including eGain’s annual report on Form 10-K filed on September 12, 2019 and subsequent reports filed with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egan@mkr-group.com

eGain Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	June 30,
	2019 (*)	2019
ASSETS
Current assets:
Cash and cash equivalents	$34,363	$31,860
Restricted cash	7	7
Accounts receivable, net	20,217	20,411
Costs capitalized to obtain revenue contracts, net	789	740
Prepaid expenses	1,943	2,517
Other current assets	1,102	1,054
Total current assets	58,421	56,589
Property and equipment, net	513	525
Operating lease right-of-use assets	4,075	—
Costs capitalized to obtain revenue contracts, net of current portion	1,799	1,777
Intangible assets, net	227	294
Goodwill	13,186	13,186
Other assets	1,281	1,383
Total assets	$79,502	$73,754

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,177	$4,173
Accrued compensation	4,944	5,480
Accrued liabilities	3,685	2,353
Operating lease liabilities	1,669	—
Deferred revenue	33,028	30,688
Total current liabilities	44,503	42,694
Deferred revenue, net of current portion	5,749	5,801
Operating lease liabilities, net of current portion	2,653	—
Other long-term liabilities	664	952
Total liabilities	53,569	49,447
Commitments and contingencies
Stockholders' equity:
Common stock	31	31
Additional paid-in capital	371,665	371,099
Notes receivable from stockholders	(88)	(88)
Accumulated other comprehensive loss	(1,616)	(1,459)
Accumulated deficit	(344,059)	(345,276)
Total stockholders' equity	25,933	24,307
Total liabilities and stockholders' equity	$79,502	$73,754

(*) Includes the impact from adoption of ASU 2016-02 (Topic 842)

eGain Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	September 30,
	2019	2018
Revenue:
Subscription	$15,572	$13,727
Professional services	1,618	1,974
Total revenue	17,190	15,701
Cost of revenue:
Cost of subscription	3,750	3,395
Cost of professional services	1,565	1,840
Total cost of revenue	5,315	5,235
Gross profit	11,875	10,466
Operating expenses:
Research and development	3,998	3,559
Sales and marketing	4,738	3,994
General and administrative	2,044	2,160
Total operating expenses	10,780	9,713
Income from operations	1,095	753
Interest income (expense), net	147	(190)
Other income, net	164	17
Income before income tax (provision) benefit	1,406	580
Income tax (provision) benefit	(189)	24
Net income	$1,217	$604
Per share information:
Earnings per share:
Basic	$0.04	$0.02
Diluted	$0.04	$0.02
Weighted-average shares used in computation:
Basic	30,507	27,687
Diluted	31,883	29,954

Stock-based compensation included in above costs and expenses:
Cost of revenue	$33	$74
Research and development	176	116
Sales and marketing	148	45
General and administrative	94	126
	$451	$361

Amortization of intangible assets included in above costs and expenses:
Cost of revenue	$67	$67
Research and development	—	170
	$67	$237

eGain Corporation

GAAP to Non-GAAP Reconciliation Table

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2019	2018
Income from operations	$1,095	$753
Add:
Stock-based compensation	451	361
Amortization of acquired intangibles	67	237
Non-GAAP income from operations	$1,613	$1,351

Net income	$1,217	$604
Add:
Stock-based compensation	451	361
Amortization of acquired intangibles	67	237
Non-GAAP net income	$1,735	$1,202
Per share information:
Non-GAAP earnings per share:
Basic	$0.06	$0.04
Diluted	$0.05	$0.04
Weighted-average shares used in computation:
Basic	30,507	27,687
Diluted	31,883	29,954

eGain Corporation

Other GAAP to Non-GAAP Supplemental Financial Information

(in thousands)

(unaudited)

	Three Months Ended September 30,		Growth Rates	Constant Currency Growth Rates [1]
	2019	2018
Revenue:
SaaS	$12,418	$9,584	30%	33%
Legacy revenue	3,154	4,143	(24%)	(22%)
GAAP subscription	15,572	13,727	13%	16%
GAAP professional services	1,618	1,974	(18%)	(16%)
Total non-GAAP revenue	$17,190	$15,701	9%	12%

Cost of Revenue:
GAAP subscription	$3,750	$3,395
Add back:
Amortization of intangible assets	(67)	(67)
Non-GAAP subscription	$3,683	$3,328

GAAP professional services	$1,565	$1,840
Add back:
Stock-based compensation	(33)	(74)
Non-GAAP professional services	$1,532	$1,766

GAAP total cost of revenue	$5,315	$5,235
Add back:
Stock-based compensation	(33)	(74)
Amortization of intangible assets	(67)	(67)
Non-GAAP total cost of revenue	$5,215	$5,094	2%	4%

Gross Profit:
Non-GAAP subscription	$11,889	$10,399
Non-GAAP professional services	86	208
Non-GAAP gross profit	$11,975	$10,607	13%	16%

Operating expenses:
GAAP research and development	$3,998	$3,559
Add back:
Stock-based compensation expense	(176)	(116)
Amortization of acquired intangible assets	-	(170)
Non-GAAP research and development	$3,822	$3,273	17%	18%

GAAP sales and marketing	$4,738	$3,994
Add back:
Stock-based compensation expense	(148)	(45)
Amortization of acquired intangible assets	—	-
Non-GAAP sales and marketing	$4,590	$3,949	16%	19%

GAAP general and administrative	$2,044	$2,160
Add back:
Stock-based compensation expense	(94)	(126)
Amortization of acquired intangible assets	—	—
Non-GAAP general and administrative	$1,950	$2,034	(4%)	(3%)

GAAP operating expenses	$10,780	$9,713
Add back:
Stock-based compensation expense	(418)	(287)
Amortization of acquired intangible assets	—	(170)
Non-GAAP operating expenses	$10,362	$9,256	12%	14%

[1] Constant currency growth rates presented are derived from converting the current period results for entities reporting in currencies other than U.S. Dollars into U.S. Dollars at the exchange rates in effect during the prior period presented rather than the actual exchange rates in effect during the current period.